UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

______________

Date of report (Date of earliest event reported)	January 4, 2006

U.S.B. HOLDING CO., INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12811	36-3197969
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)
100 Dutch Hill Road, Orangeburg, New York	10962
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(845) 365-4600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

G	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

G	Soliciting material pursuant to Rule 14a.-12 under the Exchange Act (17 CFR 240.14a-12)

G	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

G	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 4, 2006, the Registrant issued a press release announcing that Thomas M. Buonaiuto has been appointed Executive Vice President and Chief Financial Officer of U.S.B. Holding Co., Inc. (the “Company”), Union State Bank (the “Bank”), and the Bank’s wholly-owned subsidiaries Dutch Hill Realty Corp. and U.S.B. Financial Services, Inc. (the “Subsidiaries”). Steven T. Sabatini, Senior Executive Vice President and Chief Financial Officer, had previously announced his retirement on April 19, 2005. Mr. Sabatini’s official departure is on January 6, 2006. Mr. Buonaiuto’s appointments, approved on January 4, 2006 by the Company’s Board of Directors, became effective immediately. A copy of the press release is attached as an exhibit to this Current Report on Form 8-K.

Prior to being appointed Executive Vice President and Chief Financial Officer of the Company, the Bank, and Subsidiaries, Mr. Buonaiuto, age 40, was employed by Long Island Financial Corp. as Vice President Secretary-Treasurer (1999 to 2005), and its wholly-owned subsidiary, Long Island Commercial Bank, as Chief Financial Officer and Executive Vice President (1997 to 1999), and Senior Vice President, Senior Financial Officer, and Secretary (1992 to 1997).

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

99.1	Press release dated January 4, 2006, announcing that Thomas M. Buonaiuto has been appointed Executive Vice President and Chief Financial Officer of U.S.B. Holding Co., Inc. and Union State Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S.B. HOLDING CO., INC.

Date: January 6, 2006	By:	/s/ Thomas E. Hales
Name: Thomas E. Hales
Title: Chairman and C.E.O.